                                                                     EXHIBIT 9.1

                               ALOHA STOCKHOLDERS'

                             VOTING TRUST AGREEMENT

                  This Agreement is made as of this 8th day of February, 2002 for the purpose of forming a voting trust for certain of the outstanding capital stock of Aloha Airgroup, Inc. and, following the Effective Time (as defined below), of Aloha Holdings, Inc.

                  THE UNDERSIGNED HEREBY AGREE AS FOLLOWS:

                                   DEFINITIONS

       1. As used in this Agreement, the following terms shall have the meanings specified:

                  (a) "Aloha" means Aloha Airgroup, Inc., a Hawaii corporation, the outstanding Common Stock of which, pursuant to the Merger Agreement, will be exchanged for Common Stock of the Company.

                  (b) "Beneficiaries" means the undersigned stockholders of Aloha or the Company, as the case may be, who will deposit with the Voting Trustees Common Stock pursuant to this Agreement and each holder of Common Stock who becomes a Beneficiary pursuant to Section 16 hereof.

                  (c) "Ching Family Group" means the stockholders listed in Paragraph A of Schedule I and all members of their respective immediate families and corporations, trusts or estates controlled by such family members who may become Beneficiaries pursuant to Section 16 hereof.

                           Each of the following groups of persons, together with additional descendants of such persons born during the term of this Agreement or persons who become spouses of such persons during the term of this Agreement, shall be considered a separate "Branch" of the Ching Family Group:

               (i)  Earl, Eldon and Edric Ching (the "Earl Ching Branch");

               (ii) Han H., Barbara,  Shelli,  Randall and Laura Ching (the "Han
                    H. Ching Branch"); and

               (iii) Han P. and Meredith Ching (the "Han P. Ching Branch").

                  (d) "Common Stock" means, prior to the Effective Time, the shares of Class A common stock, par value $1.00 per share, and Class B common stock, par value $1.00 per share, of Aloha that will be deposited by the Beneficiaries with the Trustees pursuant to the terms of this Agreement. At and after the Effective Time, "Common Stock" shall mean the common stock of the Company received by the Trustees for the respective accounts of the Beneficiaries in exchange for their shares of common stock of Aloha pursuant to the Merger Agreement, and any shares of common stock of the Company deposited in accordance with
         Section 16 hereof.

                  (e) "Company" means Aloha Holdings, Inc., a Delaware corporation, which, pursuant to the Merger Agreement, will issue Common Stock to the Voting Trustees for the respective accounts of the Beneficiaries.

                  (f) "Effective Time" refers to the closing of the Mergers and has the meaning given to it in the Merger Agreement.

                  (g) "Family Transferee" has the meaning given to it in Section 16(b).

                  (h) "Ing Family Group" means the stockholders listed in Paragraph B of Schedule I and all members of their respective immediate families and corporations, trusts or estates controlled by such family members who may become Beneficiaries pursuant to Section 16 hereof.

                  (i) "Mergers" means the proposed combinations of Aloha, the Company and Hawaiian Airlines.

                  (j) "Merger Agreement" means the Agreement and Plan of Merger primarily among Aloha, the Company and Hawaiian Airlines governing the Mergers.

                  (k) "Nominating Group" has the meaning given to it in Section 13(a).

                  (l) "Register" means the register of ownership established and maintained by the Trustees pursuant to Section 3 of this Agreement.

                  (m) "Registration Rights Agreement" means the Registration Rights Agreement among the Company, the Trustees on behalf of the Beneficiaries and the other parties named therein, to be entered into in connection with the Mergers.

                  (n) "Series B Preferred Stock" means the shares of Series B 7% Preferred Stock of Aloha (which, pursuant to their terms, will be converted into shares of Common Stock of Aloha immediately prior to the Mergers).

                  (o) "Special Preferred Stock" means the shares of special preferred stock of the Company that the Company has agreed to issue immediately after the Effective Time to the principal stockholders of Aloha, pursuant to the Stockholders Agreement.

                  (p) "Stockholders Agreement" means the Stockholders Agreement among the Voting Trustees on behalf of the Beneficiaries and the other parties named therein, to be entered into in connection with the Mergers.

                  (q) "Transferring Beneficiary" has the meaning given to it in
         Section 16(a).

                  (r) "Trustees" means initially those persons listed as trustees in Section 13(a) of this Agreement and on the signature pages of this Agreement; provided that such persons may be replaced in accordance with Section 13(b) of this Agreement.

                  (s) "Voting Trust  Certificates" has the meaning given to it in Section 3.

        TRANSFER TO TRUSTEES OF COMMON STOCK AND SERIES B PREFERRED STOCK

      2. As soon as practicable after the execution of this Agreement, the Beneficiaries shall deliver to the Trustees certificates representing the number of shares of Common Stock and Series B Preferred Stock listed opposite their names on Schedule I. The Trustees shall cause the Common Stock and the Series B Preferred Stock to be transferred into their names, as trustees for the Beneficiaries, on the stock register of Aloha and each of the Beneficiaries hereby appoints the Trustees, and each of them, as his attorney-in-fact to effect such transfer. The Trustees shall hold all Common Stock and Series B Preferred Stock in trust for the Beneficiaries and the transfer of such stock certificates shall not transfer beneficial ownership of the Common Stock or the Series B Preferred Stock to the Trustees.

                  The Trustees shall have no right or power to exercise any rights with respect to the Common Stock or the Series B Preferred Stock except as specifically contemplated by this Agreement.

                  After the Effective Date, the Trustees may, at their election, deliver the certificates representing the Common Stock to a bank or other substantial financial institution to be placed in an account for the Trustees, as trustees for the Beneficiaries, and to act as custodian for the benefit of the Trustees and the Beneficiaries.

                 ISSUANCE OF VOTING TRUST CERTIFICATES; REGISTER

      3. As soon as practicable following their receipt of Common Stock or Series B Preferred Stock, the Trustees shall issue and deliver to each Beneficiary one or more voting trust certificates (the "Voting Trust Certificates") evidencing receipt by the Trustees of the certificates representing the Common Stock or Series B Preferred Stock, as the case may be, delivered by such Beneficiary. The Voting Trust Certificates shall be substantially in the form of Schedule II to this Agreement. The Voting Trust Certificates shall not be transferable to any person other than a member of the Ching Family Group or the Ing Family Group and any transfer of Voting Trust Certificates within the Family Groups must comply with Section 16(b) of this Agreement.

                  The Trustees shall keep or cause to be kept a Register setting forth the name and address of each Beneficial Owner, the Voting Trust Certificates issued to each Beneficial Owner and the number of shares of Common Stock and Series B Preferred Stock covered by each Voting Trust Certificate. The Trustees will deposit a copy of the Register with Aloha at its principal office in Hawaii and, as soon as practicable after the Effective Time, at the registered office of the Company in the State of Delaware. The Trustees will make available to any Beneficiary upon request a copy of the Register.

                 ISSUANCE TO TRUSTEES OF SPECIAL PREFERRED STOCK

      4. Prior to the Effective Time, the Beneficiaries shall give such instructions and take all such actions as may be necessary to cause the Company to issue the shares of Special Preferred Stock to the Trustees, for the benefit of the respective accounts of the Beneficiaries. The delivery of such certificates shall not transfer beneficial ownership of the Special Preferred Stock to the Trustees and the Beneficiaries shall retain beneficial ownership of the Special Preferred Stock PRO RATA in accordance with their beneficial ownership of Common Stock deposited hereby.

                  The Trustees shall hold all Special Preferred Stock in trust for the Beneficiaries. The Beneficiaries acknowledge that the sole purpose of the Special Preferred Stock is to confer voting rights on the Beneficiaries acting as a group and that such Special Preferred Stock has limited pecuniary value because upon any transfer each share converts automatically into one share of Common Stock. In the event that the Special Preferred Stock shall be converted to Common Stock, then the Trustees shall cause the resulting shares of Common Stock to be sold. The proceeds of such sale shall be applied first to pay out-of-pocket expenses of the Trustees and any amount remaining shall be distributed PRO RATA to the Beneficiaries as promptly as practicable.

                           VOTING OF STOCK BY TRUSTEES

      5. During the term of this Agreement, the Trustees shall have the exclusive right to vote the Common Stock, the Series B Preferred Stock and the Special Preferred Stock, in person or by proxy, at all meetings of the stockholders of Aloha or the Company, as the case may be, and in all proceedings in which the vote of holders of the Common Stock, the Series B Preferred Stock or the Special Preferred Stock, as the case may be, may be required or authorized by law. If Aloha or the Company, as the case may be, determines to act by written consent, the Trustees may execute any such written consent.

                    TRUSTEES TO ACT ONLY BY UNANIMOUS ACTION

      6. Decisions of the Trustees shall be made in their sole discretion (except as provided in Section 8 hereof) and shall be effected only by unanimous action of the Trustees evidenced by a written instrument. Copies of all instruments evidencing action by the Trustees shall be maintained by the Trustees in an appropriate place and shall be available for inspection upon request of any Beneficiary. Any such instrument shall be sufficient and binding if (a) it is signed by all of the Trustees or (b) it is signed by at least one Trustee who certifies that the action that is the subject of the instrument was approved at a meeting of the Trustees at which all Trustees were present in person or by telephone and all Trustees approved of such action.

                     SUBMISSION OF MATTERS TO BENEFICIARIES

      7. If the Trustees are unable to obtain a unanimous vote concerning any matter requiring action by them pursuant to this Agreement, the Stockholders Agreement or the Registration Rights Agreement, then the Trustees shall submit the matter to a vote of the Beneficiaries. The vote of Beneficiaries beneficially owning a majority of the Common Stock shall determine the manner in which the Trustees shall exercise the voting rights attached to the Common Stock and the Special Preferred Stock. The vote of Beneficiaries beneficially owning a majority of the Series B Preferred Stock shall determine the manner in which the Trustees shall exercise the voting rights attached to the Series B Preferred Stock. For purposes of determining a majority of ownership, the Trustees shall be entitled to rely on the information set forth in Schedule I hereto and evidence satisfactory to the Trustees of transfers or additional deposits in accordance with Section 16 hereof.

                  The Trustees shall determine the rules governing such a vote, which (without limiting the generality of the foregoing) may include either a meeting of the Beneficiaries or the execution of a written consent in lieu thereof, provided that such written consent is signed by Beneficiaries beneficially owning a majority of the Common Stock or the Series B Preferred

Stock, as the case may be. If a meeting of Beneficiaries is held, Beneficiaries may participate by conference telephone call.

                  In the event that a vote of the Beneficiaries is required, the Trustees shall ensure that each of the Beneficiaries receives notice in writing of such vote not less than 3 business days prior to such vote.

                      VOTING AT DIRECTION OF BENEFICIARIES

      8. If, not less than 10 business days before the date the Company plans to send a proxy statement to all its stockholders with respect to any stockholders' meeting or before the taking of any corporate action requiring the affirmative vote or consent of holders of Common Stock or Special Preferred Stock, as the case may be, Beneficiaries owning beneficially 90% of the Common Stock direct the Trustees in a writing signed by such Beneficiaries to vote all the Common Stock or the Special Preferred Stock, as the case may be, in a specified way, the Trustees shall comply with such direction and shall immediately execute whatever documents are reasonably requested by such Beneficiaries to evidence the Trustees' intent to comply with such direction.

              APPOINTMENT OF ATTORNEYS-IN-FACT; GRANT OF AUTHORITY

      9. Each Beneficiary hereby appoints the Trustees and each of them, true and lawful agents and attorneys-in-fact of such Beneficiary, each with full power and authority, subject to the terms of provisions of this Agreement, to act in the name of and for and on behalf of such Beneficiary, as fully as could such Beneficiary if present and acting in person, with respect to the following matters:

          (a) to execute and deliver the Stockholders Agreement and any amendments thereto on behalf of such Beneficiary, with such changes therein as the Trustees may determine, the execution and delivery of such Stockholders Agreement or amendment by the Trustees to be conclusive evidence with respect to their approval thereof, and to perform and comply with all of the provisions of the Stockholders Agreement and any amendments thereto;

          (b) to execute and deliver the Registration Rights Agreement and any amendments thereto on behalf of such Beneficiary, with such changes therein as the Trustees may determine, the execution and delivery of such Registration Rights Agreement or amendment by the Trustees to be conclusive evidence with respect to their approval thereof, and to perform and comply with all of the provisions of the Registration Rights Agreement and any amendments thereto; and

          (c) to execute on behalf of the Beneficiaries and cause to be filed a
     Schedule 13D and any required amendments thereto from time to time;

          (d) to execute on behalf of the Beneficiaries and cause to be filed one or more reports on Form 3 or Form 4;

(e) to engage in discussions with representatives of the Company concerning all matters contemplated by the Stockholders Agreement and the Registration Rights Agreement;

(f) to provide to the Company any information concerning this Agreement and the Beneficiaries required by it to meet its reporting requirements under applicable securities laws; and

(g) to take any such other actions consistent with their duties and powers under this Agreement as shall be necessary or appropriate to carry out the intent of this Agreement.

                            EXECUTION OF INSTRUMENTS

      10. After action by the Trustees as provided in this Agreement, the Trustees shall execute on behalf of the Beneficiaries such instruments as may be necessary or appropriate. Any agreement, document, contract or other instrument executed by the Trustees on behalf of the Beneficiaries must be executed by not less than two Trustees in order to be a valid and binding instrument.

                        DIVIDENDS OR OTHER DISTRIBUTIONS

      11. In the event that Aloha or the Company declares and pays dividends or makes other distributions on the Common Stock, the Series B Preferred Stock or the Special Preferred Stock, as the case may be, the Trustees shall accept and receive such dividends or distributions. Upon receipt of the dividends or distributions by the Trustees, the same shall be pro-rated among the Beneficiaries based on the number of shares of the Common Stock, the Series B Preferred Stock or the Special Preferred Stock, as the case may be, beneficially owned by each Beneficiary and shall be distributed to such Beneficiaries as promptly as practicable.

                              TERMINATION OF TRUST

      12. This Agreement shall terminate on the occurrence of the first of the following events:

          (i)  February 8, 2012; or

          (ii) when Beneficiaries representing 75% of the Common Stock consent in writing to the termination of this Voting Trust and deliver such written consent to the Trustees.

                  On termination of this Agreement, the Trustees shall cause to be delivered to the Beneficiaries certificates representing the Common Stock deposited hereunder properly endorsed for transfer in exchange for, and upon surrender of, the Voting Trust Certificates representing such Common Stock.

                       NUMBER AND REPLACEMENT OF TRUSTEES

      13. (a) NUMBER OF TRUSTEES. The number of Trustees shall at all times be four and the initial Trustees appointed hereunder shall be those persons designated as Trustees on behalf of the following parties (each a "Nominating Group"):

                NOMINATING GROUP                   TRUSTEE
                Earl Ching Branch                  Eldon Ching
                Han H. Ching Branch                Han H. Ching
                Han P. Ching Branch                Han P. Ching
                Ing Family Group                   Louise Ing


          (b) TERM AND REPLACEMENT. The designation of Trustees shall be for the term of this Agreement except that (i) each Nominating Group may remove its Trustee from his or her office by the affirmative vote of the Beneficiaries representing 66 2/3% of the Common Stock beneficially owned by members of such Nominating Group and (ii) the other three Trustees may remove a Trustee (a "Non-Responsive Trustee") if the other three Trustees agree that the Non-Responsive Trustee is not fulfilling his or her duties under this Agreement in a timely or responsive manner. In the event of the death, resignation, or removal of any Trustee, a successor Trustee shall be appointed by the Beneficiaries representing at least 66 2/3% of the Common Stock beneficially owned by members of the Nominating Group that nominated the Trustee who is being replaced by the successor Trustee. The Trustees shall give notice to the Beneficiaries of the death, resignation or removal of a Trustee and of the identity of the successor Trustee.

          (c) REDUCTION IN NUMBER OF TRUSTEES. In the event that the number of shares of Common Stock beneficially owned by all of the Beneficiaries of any Nominating Group shall be reduced by dispositions as contemplated by
Section 16 of this Agreement to less than 25% of the shares of Common Stock owned by such Beneficiaries as of the date hereof, then that Nominating Group shall no longer be entitled to appoint a Trustee and the number of Trustees to serve pursuant to this Agreement shall be reduced accordingly.

          (d) NO ACTION INVALID. Notwithstanding the provisions of subparagraph 13(a) above, if there are less than four Trustees at any time, the remaining Trustees shall continue to carry out their duties and it shall be the responsibility of the relevant Nominating Group to provide a replacement Trustee as soon as practicable. No action taken by the Trustees shall be invalid because at the time of such action there were less than four Trustees.

                             TRUSTEES' COMPENSATION

      14. The Trustees shall serve without compensation of any kind, but all expenses and disbursements lawfully incurred or made by the Trustees in the administration of their duties as Trustees shall be reimbursed to them by the Beneficiaries.

                            INDEMNITY OF THE TRUSTEES

      15. Each of the Beneficiaries (including, without limitation, any person who becomes a Beneficiary pursuant to Section 16 of this Agreement) hereby indemnifies, and holds each Trustee harmless against, any loss, liability or expense incurred without gross negligence or bad faith on the part of such Trustee arising out of or in connection with the acceptance or administration of this Agreement, including the costs and expenses of defending such Trustee against any claim or liability in connection with the exercise or performance of any of such Trustee's powers or duties under this Agreement. Each Beneficiary shall be responsible to the Trustees for the proportion of such loss, liability or expense that is equal to such Beneficiary's PRO RATA share of the number of shares of Common Stock subject to this Agreement; provided, however, that if for any reason the Trustees do not receive payment from any Beneficiary (a "Defaulting Beneficiary"), each of the other Beneficiaries shall be responsible to the Trustees for its PRO RATA share of the Defaulting Beneficiary's share of the loss, liability or expense.

                         TRANSFERS, PLEDGES AND DEPOSITS

      16. (a) TRANSFERS OF COMMON STOCK TO OTHER THAN BENEFICIARIES. If any Beneficiary sells, gives, bequeaths or otherwise transfers Common Stock, other than pursuant to Section 16(b), such transferred Common Stock shall no longer be subject to this Agreement.

          (b) TRANSFERS OF COMMON STOCK BETWEEN BENEFICIARIES. If any Beneficiary (a "Transferring Beneficiary") sells, gives, bequeaths, or otherwise transfers Common Stock to any other person in the Ching Family Group or the Ing Family Group, such transferred Common Stock shall remain subject to this Agreement. Any transferee pursuant to this Section 16(b) who is not already a party to this Agreement shall, before any such transfer becomes, and as a condition to any such transfer becoming, effective, execute and deliver to the Trustees an instrument whereby such transferee becomes a party hereto and a "Beneficiary" as contemplated herein. On receipt of a notice of proposed transfer from a Transferring Beneficiary (or his or her duly authorized representative) seeking to sell, bequeath or otherwise transfer its Common Stock to a transferee within the Ching Family Group or the Ing Family Group (a "Family Transferee"), together with such Transferring Beneficiary's Voting Trust Certificates representing such Common Stock, the Trustees shall, as promptly as practicable, deliver to such Family Transferee Voting Trust Certificates representing such transferred Common Stock.

          (c) PLEDGES OF COMMON STOCK. Any Beneficiary may notify the Trustees of his or her desire to make a borrowing requiring the granting of a security interest in the shares of Common Stock beneficially owned by such Beneficiary (the "Pledged Shares"). Provided that the Pledged Shares remain subject to all of the requirements of this Agreement, the Trustees will permit the Beneficiary to grant such a security interest and will take appropriate action to effect such grant including delivering Voting Trust Certificates to the lender to be held as collateral and entering into a pledge agreement with such lender, provided that (i) the Beneficiary granting such a security interest executes an indemnity in favor of the Trustees and the other Beneficiaries with respect to any liability or expense that results in connection with such pledge and

(ii) entering into such pledge agreement shall not result in any liability or obligation of any other Beneficiary or any obligation of the Trustees other than to facilitate the actions of the lender to realize on the collateral.

          (d) NO PLEDGES OR TRANSFERS OF SPECIAL PREFERRED STOCK. Unless required by the terms thereof, the Special Preferred Stock shall not be transferred or pledged except at the direction of all of the Beneficiaries.

          (e) DEPOSITS. Any Beneficiary that obtains ownership of shares of Common Stock on the open market or otherwise may deposit such shares in the Voting Trust formed by this Agreement by notifying the Trustees in writing and causing such shares to be transferred into the names of the Trustees.

          (f) NOTICES OF SALES AND TRANSFERS. Any Beneficiary proposing to transfer any shares of Common Stock must give written notice to the Trustees in substance satisfactory to the Trustees at least two days prior to such transfer. The Trustees shall, promptly after receiving notice from the transferring Beneficiary, give notice to all other Beneficiaries of any sales, transfers or deposits made by a Beneficiary. If the Trustees receive notice from a Beneficiary that such Beneficiary intends to transfer a sufficient number of shares of Common Stock to cause the Beneficiaries as a group to lose the right to nominate one or more directors of the Company as contemplated by the Stockholders Agreement (the "Nomination Rights"), then the Trustees shall promptly give notice of such transfer, and the pending loss of the Nomination Rights, to all other Beneficiaries. In addition, from time to time but no less than annually, the Trustees shall provide the Beneficiaries with a calculation of how many shares of Common Stock can be sold without causing the Beneficiaries as a group to lose their Nomination Rights.

                                  MISCELLANEOUS

      17. The Beneficiaries expressly acknowledge that they intend this Agreement to create a "voting trust" as contemplated by Section 415-34 of the Hawaii Business Corporations Act until the Effective time and by Section 218 of the Delaware General Corporation Law after the Effective Time.

      18. The Trustees shall cause a copy of this Agreement to be filed in the principal office of Aloha in the State of Hawaii, and, as soon as practicable after the Effective Time, in the registered office of the Company in the State of Delaware.

      19. Each of the Beneficiaries authorizes the Trustees to file the following agreement signed on his or her behalf in connection with any required filing of a Schedule 13D:

                        AGREEMENT CONCERNING JOINT FILING
                                 OF SCHEDULE 13D

          The undersigned agree as follows:

          (i) each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

          (ii) each of them is responsible for the timely filing of such
     Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows of has reason to believe that such information is inaccurate.

           This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.



                               * * * * * * * * * *

                  This Agreement may be signed in one or more counterparts each of which shall be an original. This Agreement shall become effective when all of the Beneficiaries and all of the Trustees have signed a counterpart.

                                       TRUSTEES:




                                       /s/ Eldon Ching
                                       ---------------------------------------
                                       Eldon Ching




                                       /s/ Han H. Ching
                                       ---------------------------------------
                                       Han H. Ching




                                       /s/ Han P. Ching
                                       ---------------------------------------
                                       Han P. Ching




                                       /s/ Louise Ing
                                       ---------------------------------------
                                       Louise Ing

                                          BENEFICIARIES


                                          ALOHA SECURITIES & INVESTMENT COMPANY,
                                          a Hawaii limited partnership, by its
                                          General Partner:


                                          ALOHA INVESTMENT COMPANY, INC., a
                                          Hawaii corporation


                                          By: /s/ Han H. Ching
                                             ---------------------------------
                                             Name: Han H. Ching
                                             Title: Vice President


                                          /s/ Han P. Ching
                                          ------------------------------------
                                          HAN P. CHING

                                          /s/ Han Ping Ching
                                          ------------------------------------
                                          HAN PING CHING, Trustee of the Trust
                                          Agreement dated September 21, 1983,
                                          Han Ping Ching, Settlor (also known as
                                          Han Ping Ching, Trustee Under
                                          Agreement of Trust Made by Han Ping
                                          Ching dated 9/21/83, and Han P. Ching
                                          Trustee Under Agreement of Trust Made
                                          by Han P. Ching dated 9/21/83)

                                          Han Ping Ching, Han Hsin Ching and
                                          Earl Ming-To Ching, Co-Trustees of the
                                          Han Ping Ching Gift Trust dated March
                                          6, 1992, Hung Wo Ching, Settlor (also
                                          known as the Han Ping Ching 1992 Gift
                                          Trust Agreement dated 3/6/92):


                                          /s/ Han Ping Ching
                                          ------------------------------------
                                          HAN PING CHING, Trustee



                                          /s/ Han Hsin Ching
                                          ------------------------------------
                                          HAN HSIN CHING, Trustee


                                          /s/ Earl Ming-To Ching
                                          ------------------------------------
                                          EARL MING-TO CHING, Trustee


                                          Han Ping Ching and Han Hsin Ching, Co-
                                          Trustees of the Elizabeth Lau Ching
                                          Trust dated July, 10, 1986, as
                                          amended:


                                          /s/ Han Ping Ching
                                          ------------------------------------
                                          HAN PING CHING, Trustee




                                          /s/ Han Hsin Ching
                                          ------------------------------------
                                          HAN HSIN CHING, Trustee

                                          Han Hsin Ching and Han Ping Ching, Co-
                                          Trustees of the Non-Exempt Marital
                                          Trust created pursuant to the Hung Wo
                                          Ching Trust dated May 1, 1978, as
                                          amended (also known as Han Hsin Ching
                                          & Han Ping Ching as trustees of the
                                          Nonexempt Marital Trust under the Hung
                                          Wo Ching Trust dated 5/1/78 or
                                          successors in interest):


                                          /s/ Han Hsin Ching
                                          ------------------------------------
                                          HAN HSIN CHING, Trustee


                                          /s/ Han Ping Ching
                                          ------------------------------------
                                          HAN PING CHING, Trustee


                                          /s/ Han P. Ching
                                          ------------------------------------
                                          HAN P. CHING, Joint Tenant with
                                          Meredith J. Ching



                                          /s/ Meredith J. Ching
                                          ------------------------------------
                                          MEREDITH J. CHING, Joint Tenant with
                                          Han P. Ching



                                          /s/ Han H. Ching
                                          ------------------------------------
                                          HAN H. CHING, as attorney-in-fact for
                                          Randall K.H. Ching under a general
                                          power of attorney


                                          /s/ Han H. Ching
                                          ------------------------------------
                                          HAN H. CHING, as attorney-in-fact for
                                          Shelli M.L. Ching under a general
                                          power of attorney

                                          /s/ Han H. Ching
                                          ------------------------------------
                                          HAN H. CHING, as attorney-in-fact for
                                          Laura M.C. Ching under a general power
                                          of attorney


                                          /s/ Han H. Ching
                                          ------------------------------------
                                          HAN H. CHING, Joint Tenant with
                                          Barbara T. Ching


                                          /s/ Barbara T. Ching
                                          ------------------------------------
                                          BARBARA T. CHING, Joint Tenant with
                                          Han H. Ching


                                          /s/ Barbara T. Ching
                                          ------------------------------------
                                          BARBARA T. CHING


                                          Earl Ming-To Ching, Eldon Ming-Te
                                          Ching and Edric Ming-Kai Ching,
                                          Co-Trustees of the Ching Perpetual
                                          Trust created on April 17, 1992
                                          pursuant to the Myrna Lum Ching Trust
                                          dated February 27, 1985, Myrna Lum
                                          Ching, Settlor (also known as Earl
                                          Ming To Ching, Eldon Ming Te Ching and
                                          Edric Ming Kai Ching, Trustees of the
                                          Ching Perpetual Trust dated 4/17/92):

                                          /s/ Earl Ming-To Ching
                                          ------------------------------------
                                          EARL MING-TO CHING (also known as Earl
                                          Ming To Ching), Trustee

                                          /s/ Eldon Ming-Te Ching
                                          ------------------------------------
                                          ELDON MING-TE CHING (also known as
                                          Eldon Ming Te Ching), Trustee

                                          /s/ Edric Ming-Kai Ching
                                          ------------------------------------
                                          EDRIC MING-KAI CHING (also known as
                                          Edric Ming Kai Ching), Trustee


                                          /s/ Earl Ming-To Ching
                                          ------------------------------------
                                          EARL MING-TO CHING, Trustee of the
                                          Earl Ming-To Ching Gift Trust dated
                                          February 1, 1992, Myrna Lum Ching,
                                          Settlor (also known as Earl Ming To
                                          Ching Trustee Under Earl Ming To Ching
                                          Gift Trust Dated 2/1/92, and Earl
                                          Ming-To Ching, Trustee Under the Earl
                                          Ming-To Ching Gift Trust Agreement
                                          dated 2/1/92)

                                          /s/ Earl Ming-To Ching
                                          ------------------------------------
                                          EARL MING-TO CHING, Trustee and
                                          Settlor of the Revocable Living Trust
                                          Agreement dated September 19, 1989, as
                                          amended (also known as Earl Ming-To
                                          Ching, Trustee of the Earl Ming-To
                                          Ching Revocable Living Trust dated
                                          9/19/89 as amended, and Earl Ming-To
                                          Ching, Trustee Under the Earl Ming-To
                                          Ching Revocable Living Trust dated
                                          9/19/89 as amended)

                                          /s/ Edric Ming-Kai Ching
                                          ------------------------------------
                                          EDRIC MING-KAI CHING, Trustee of the
                                          Edric Ming-Kai Ching Gift Trust dated
                                          February 1, 1992, Myrna Lum Ching,
                                          Settlor (also known as Edric Ming Kai
                                          Ching, Trustee of the Edric Ming Kai
                                          Ching Gift Trust dated 2/1/92, and
                                          Edric Ming-Kai Ching, Trustee Under
                                          the Edric Ming Kai Ching Gift Trust
                                          Agreement dated 2/1/92)

                                          /s/ Edric Ming-Kai Ching
                                          ------------------------------------
                                          EDRIC MING-KAI CHING, Trustee and
                                          Settlor of the Revocable Living Trust
                                          Agreement dated September 19, 1989, as
                                          amended (also known as Edric Ming-Kai
                                          Ching, Trustee of the Edric Ming-Kai
                                          Ching Revocable Living Trust dated
                                          9/19/89 as amended)


                                          /s/ Eldon Ming-Te Ching
                                          ------------------------------------
                                          ELDON MING-TE CHING, Trustee of the
                                          Eldon Ming-Te Ching Gift Trust dated
                                          February 1, 1992, Myrna Lum Ching,
                                          Settlor (also known as Eldon Ming Te
                                          Ching, Trustee of the Eldon Ming Te
                                          Ching Gift Trust dated 2/1/92, and
                                          Eldon Ming-Te Ching, Trustee Under the
                                          Eldon Ming-Te Ching Gift Trust
                                          Agreement dated 2/1/92)


                                          /s/ Eldon Ming-Te Ching
                                          ------------------------------------
                                          ELDON MING-TE CHING, Trustee and
                                          Settlor of the Revocable Living Trust
                                          Agreement dated September 18, 1989, as
                                          amended (also known as Eldon Ming-Te
                                          Ching, Trustee of the Eldon Ming-Te
                                          Ching Revocable Living Trust dated
                                          9/19/89 as amended, and Eldon Ming-Te
                                          Ching, Trustee Under the Eldon Ming-Te
                                          Ching Revocable Living Trust dated
                                          9/19/89 as amended)

                                          DIAMOND HEAD MEMORIAL PARK


                                          By: /s/ Authorized Signatory
                                             ---------------------------------
                                             Name:
                                             Title:



                                          DHMP SERVICE INC PRE NEED TRUST

                                          FIRST HAWAIIAN BANK, Trustee



                                          By: /s/ Authorized Signatory
                                             ---------------------------------
                                             Name:
                                             Title:



                                          DHMP SERVICE INC.



                                          By: /s/ Authorized Signatory
                                             ---------------------------------
                                             Name:
                                             Title:

                                          Louise K.Y. Ing and First Hawaiian
                                          Bank, Co-Trustees of the Marital Trust
                                          created pursuant to the Sheridan C.F.
                                          Ing Self Trusteed Trust dated May 21,
                                          1987, Sheridan C. F. Ing, Settlor, as
                                          amended:


                                          /s/ Louise K.Y. Ing
                                          ------------------------------------
                                          LOUISE K.Y. ING, Trustee



                                          FIRST HAWAIIAN BANK, Trustee



                                          By: /s/ Authorized Signatory
                                             ---------------------------------
                                             Name:
                                             Title:


                                          Louise K.Y. Ing and First Hawaiian
                                          Bank, Co-Trustees of the GST Exempt
                                          Share of the Marital Trust created
                                          pursuant to the Sheridan C.F. Ing Self
                                          Trusteed Trust dated May 21, 1987,
                                          Sheridan C. F. Ing, Settlor, as
                                          amended:


                                          /s/ Louise K.Y. Ing
                                          ------------------------------------
                                          LOUISE K.Y. ING, Trustee



                                          FIRST HAWAIIAN BANK, Trustee



                                          By: /s/ Authorized Signatory
                                             ---------------------------------
                                             Name:
                                             Title:

                                          Louise K.Y. Ing and First Hawaiian
                                          Bank, Co-Trustees of the Sheridan C.F.
                                          Ing Irrevocable Life Insurance Trust
                                          dated September 10, 1980, Sheridan
                                          C.F. Ing, Settlor, as amended:


                                          /s/ Louise K.Y. Ing
                                          ------------------------------------
                                          LOUISE K.Y. ING, Trustee


                                           FIRST HAWAIIAN BANK, Trustee



                                          By: /s/ Authorized Signatory
                                             ---------------------------------
                                             Name:
                                             Title:

                                          ING FAMILY PARTNERSHIP, a Hawaii
                                          limited partnership, by its General
                                          Partner:

                                          SHERIDAN ING FLP TRUST



                                          /s/ Richard K.M. Ing
                                          ------------------------------------
                                          RICHARD K.M. ING, Trustee



                                          /s/ Louise K.Y. Ing
                                          ------------------------------------
                                          LOUISE KY. ING, Trustee




                                          /s/ Richard K.M. Ing
                                          ------------------------------------
                                          RICHARD K.M. ING, Trustee and Settlor
                                          of the Richard K.M. Ing Self Trusteed
                                          Trust dated February 12, 1992


                                          /s/ Louise K.Y. Ing
                                          ------------------------------------
                                          LOUISE K.Y. ING, Trustee and Settlor
                                          of the Louise K.Y. Ing Self Trusteed
                                          Trust dated May 22, 1992

                                          /s/ Laura Ing Baker
                                          ------------------------------------
                                          LAURA ING BAKER, Trustee and Settlor
                                          of the Laura Ing Baker Self Trusteed
                                          Trust dated February 5, 1997


                                          /s/ Carolyn Ing
                                          ------------------------------------
                                          CAROLYN ING



                                          /s/ Molly Ing Louis
                                          ------------------------------------
                                          MOLLY ING LOUIS, Trustee and Settlor
                                          of the Molly Ing Louis Revocable
                                          Living Trust dated July 26, 1996


                                          /s/ Geraldine Young
                                          ------------------------------------
                                          GERALDINE YOUNG


                                          SIC CORP. PROFIT SHARING PLAN FOR THE
                                          BENEFIT OF JULIA ING


                                          By: /s/ Authorized Signatory
                                             ---------------------------------
                                             Name:
                                             Title:

                                   SCHEDULE I

A.  Ching Family Group:

NAME                     COMMON STOCK                 SERIES B PREFERRED STOCK


B.  Ing Family Group:

NAME                     COMMON STOCK

                                   SCHEDULE II

                        FORM OF VOTING TRUST CERTIFICATE

-------------------------------------------------------------------------------
                      VOTING TRUST FORMED UNDER THE LAWS OF
                        THE STATE OF [HAWAII] [DELAWARE]


Number -            VOTING TRUST CERTIFICATE               Representing - Shares

                      REPRESENTING BENEFICIAL OWNERSHIP OF

                  [COMMON STOCK] [SERIES B PREFERRED STOCK] OF

                  [ALOHA AIRGROUP, INC.] [ALOHA HOLDINGS, INC.]



                  THIS CERTIFIES THAT [INSERT NAME OF BENEFICIARY] is the beneficial owner of [INSERT NUMBER OF SHARES] shares (the "BENEFICIALLY OWNED SHARES"), of the [COMMON STOCK] [SERIES B PREFERRED STOCK] of [ALOHA AIRGROUP, INC.] [ALOHA HOLDINGS, INC.] (hereinafter called the "CORPORATION"), deposited with the Trustees of the Voting Trust (the "VOTING TRUST") formed pursuant to the Aloha Stockholders' Voting Trust Agreement dated as of February 8, 2002 among the parties thereto (the "VOTING TRUST AGREEMENT").

                  In the event that the Corporation declares and pays dividends or makes other distributions on the Beneficially Owned Shares, the Trustees shall accept and receive such dividends or distributions on behalf of the holder hereof and then distribute such dividends or other distributions to the holder hereof as promptly as practicable.

                  EXCEPT IN ACCORDANCE WITH THE VOTING TRUST AGREEMENT, THIS VOTING TRUST CERTIFICATE IS NOT TRANSFERABLE AND CANNOT BE PLEDGED.

                  This Voting Trust Certificate is not valid unless signed by two of the Trustees.

                  IN WITNESS WHEREOF, the Trustees have caused this Voting Trust Certificate to be signed this - day of [MONTH], 200-.


       ---------------------------             ---------------------------
       Trustee of the Voting Trust             Trustee of the Voting Trust

-------------------------------------------------------------------------------